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Form 10-K                   THORN APPLE VALLEY, INC.                Year Ended
                                                                   May 30, 1997
                                  EXHIBIT (21)

                         SUBSIDIARIES OF THE REGISTRANT

                                                                      STATE OF
                            NAME                                    INCORPORATION
                            ----                                    -------------
Coast Refrigerated Trucking Co., Inc........................    North Carolina
Cavanaugh Lakeview Farms, Ltd...............................    Michigan
Crown West, Inc.............................................    Michigan
Frederick Holdings, Inc.....................................    Michigan
Gunsberg Corned Beef Company................................    Michigan
Millers Transport Inc.......................................    Utah
National Food Express, Inc..................................    Michigan
Ponca Holdings, Inc.........................................    Michigan
Thorn Apple Valley Foreign Sales Corporation................    Virgin Islands (U.S.)
Thorn Apple Valley Holdings of Indiana, Inc.................    Michigan
Tillman Holdings, Inc.......................................    Michigan
Tri-Miller Packing Co.......................................    Utah
Tri-Miller Transportation Company Inc.*.....................    Utah
TAV Brands, Inc.............................................    Michigan
TAV Swine Buying Stations, Inc..............................    Michigan

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* 100% of the stock is owned by Tri-Miller Packing Co. and Millers Transport
Inc.